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                                                                    EXHIBIT 10.3


                           THE WASHINGTON POST COMPANY

                                STOCK OPTION PLAN

                             As Amended and Restated
                            Effective March 12, 1998


1.   Purpose of the Plan

                  The purpose of this Stock Option Plan (hereinafter called the Plan) of The Washington Post Company, a Delaware corporation (hereinafter called the Company), is to secure for the Company and its stockholders the benefits of incentive inherent in the ownership of Class B Common Stock of the Company by employees of the Company and its subsidiaries who will be responsible for its future growth and continued success. It is generally recognized that stock option plans aid in retaining and encouraging key employees of ability and in attracting other able employees.

2.   Stock Subject to the Plan

                  There are hereby authorized and reserved for issuance upon the exercise of options to be granted from time to time under the Plan an aggregate of 1,400,000 shares* of the Company's Class B Common Stock, which shares may be in whole or in part, as the Board of Directors shall from time to time determine, issued shares which shall have been reacquired by the Company or authorized but unissued shares, whether now or hereafter authorized. If any option granted under the Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, the corresponding number of unpurchased shares which were reserved for issuance upon exercise thereof shall again be available for the purposes of the Plan. To the extent that options provide that the exercise of one shall reduce the number of shares purchasable under the other, then, for purposes of the Plan, the Company shall be deemed to have awarded options only for the aggregate number of shares which in fact may be purchased under such options (and not for the number of shares covered by both such options).

3.   Administration of the Plan

                  The Plan shall be administered by the Committee referred to in paragraph 4 (hereinafter called the Commit-


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     * Adjusted to give effect to stock splits in 1971, 1976 and 1978.


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tee). Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, options shall be granted and the number of shares to be subject to each option; provided, however, that the aggregate fair market value of the shares (determined as of the time the option is granted) for which any employee may be granted an incentive stock option (as defined in Section 422A of the Internal Revenue Code of 1954, as it may be amended from time to time) under all plans of the Company and its subsidiaries providing for the grant of incentive stock options in any calendar year after 1980 shall not exceed $100,000 plus any unused limit carryover to such year (as defined in Section 422A of the Internal Revenue Code of 1954, as it may be amended from time to time). In making such determinations, the Committee may take into account the nature of the services rendered or expected to be rendered by the respective employees, their present and potential contributions to the Company's success, the anticipated number of years of effective service remaining and such other factors as the Committee in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective options (which terms and provisions need not be the same in each case), and to make all other determinations deemed necessary or advisable in administering the Plan. The determinations of the Committee on the matters referred to in this paragraph 3 shall be conclusive.

4.   The Committee

                  The Committee shall consist of not less than three members of the Board of Directors and shall be designated the Stock Option Committee of the Board of Directors. No member of the Committee shall be eligible to receive an option under the Plan. The Committee shall be appointed by the Board of Directors, which may from time to time appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee; the Board of Directors shall also designate one of the members of the Committee as its Chairman. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee) and may make such rules and regulations for the conduct of its


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business as it shall deem advisable. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee. Service on the Committee shall constitute service as a Director of the Company so that the members of the Committee shall be entitled to indemnification and reimbursement as Directors of the Company pursuant to its Certificate of Incorporation.

5.   Time of Granting of Options

                  Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or by the stockholders of the Company shall constitute the granting of any option hereunder. The action of the Committee with respect to the granting of an option shall take place on such date as a majority of the members of the Committee at a meeting shall make a determination with respect to the granting of an option or, in the absence of a meeting, on such date as a written Designation covering such option shall have been executed by all the members of the Committee. The effective date of the grant of an option (hereinafter called the Granting Date) shall be the date specified by the Committee in its determination or Designation relating to the award of such option.

6.   Eligibility

                  Options may be granted only to key employees (which term shall be deemed to include officers) who on the Granting Date are in the employ of the Company or one of its present or future subsidiary corporations, as defined in
Section 425 of the Internal Revenue Code of 1954, as the same shall be amended from time to time (hereinafter called Subsidiaries). A Director of the Company or of a Subsidiary who is not also such an employee of the Company or one of its Subsidiaries shall not be eligible to receive an option. During the life of the Plan options may be granted to eligible employees whether or not they hold or have held options under the Plan or other options previously granted by the Company.

7.   Option Prices

                  The purchase price of the Class B Common Stock under each option shall be determined by the Committee, but shall not be less than 100% of the fair market value of the Class B Common Stock on the Granting Date of such option, as determined by the Committee. The purchase price of shares purchased upon the exercise of an option is to be paid in full upon the issuance of such shares, either in cash or by the surrender of whole shares of Class B Common Stock having a fair market value, as determined by the Committee, equal to such purchase price, or by a combination of cash and whole


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shares. If paid in cash, the purchase price paid for stock upon the exercise of options shall be added to the general funds of the Company and used for corporate purposes. If paid in whole or in part in shares, the shares surrendered shall be held as Treasury shares.

                  In the alternative, the Committee may, in its discretion at any time, determine whether to permit an optionee the right to elect to make a "cashless exercise" of all or some portion of an option by tendering to the Company some or all of the vested otherwise exercisable portion of the option in return for a cash payment from the Company equal to the positive difference, if any, between the fair market value of the number of shares of Class B Common Stock covered by such tendered portion of the option and the aggregate option price attributable to such shares. The Company shall cause appropriate tax withholding to be made with respect to any such cash payment upon a "cashless exercise" of an option by withholding the appropriate amount from the aggregate proceeds made available through the "cashless exercise". Finally, an optionee may direct, in connection with a "cashless exercise," that some or all of the cash otherwise payable to the optionee from the Company be instead applied to the payment of the option price of shares of Class B Common Stock with respect to which the optionee has a vested currently exercisable option and which are not the subject of the current "cashless exercise." As such, the optionee would be using the value inherent in some existing options to create a source for funding the exercise of other options. The Company shall effectuate appropriate income tax withholding with respect to any "cashless exercise" used to fund the purchase of shares of Class B Common Stock by withholding the appropriate amount from the aggregate proceeds made available through the "cashless exercise" (including the amount of tax withholding required with respect to the purchase of such additional shares of Class B Common Stock) and applying the remaining amount of consideration to the purchase of additional shares of Class B Common Stock.

8.   Option Types, Terms and Conditions

                  Options granted under the Plan shall be in the form of (a) qualified stock options (as defined in Section 422 of the Internal Revenue Code of 1954, as it may be amended from time to time) and/or (b) incentive stock options (as defined in Section 422A of the Internal Revenue Code of 1954, as it may be amended from time to time) and/or (c) non-qualified stock options which would be restricted stock options as defined in Section 424(b) of the Internal Revenue Code of 1954 but for the date of grant.

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                  The term of each option shall be for such period as the
Committee shall determine, but not more than five years from the Granting Date in the case of qualified options, and not more than ten years from the Granting Date in the case of incentive stock options and non-qualified options, subject to earlier termination as the Committee may determine and as provided in paragraphs 10 and 11 hereof.

                  The Committee shall, in its discretion, prescribe the terms and conditions upon which options may be exercised, which terms and provisions need not be the same in each case. Except as provided in paragraphs 10 and 11 below, no option may be exercised at any time unless the holder thereof is then an employee of the Company or of a Subsidiary. An employee shall have none of the rights of a stockholder with respect to any of the shares subject to option until such shares shall be issued to him upon the exercise of his option.

                  The Committee may grant to holders of outstanding options, in exchange for the surrender and cancellation of such options, new options (which may be qualified stock options, incentive stock options and/or non-qualified stock options) having purchase prices lower than the purchase prices provided in the options so surrendered and cancelled and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the Plan; provided that such new options shall provide for the purchase of not more than 90% of the number of share covered by the options so surrendered and cancelled and that the purchase price under such new options shall be determined in accordance with paragraph 7 hereof.

                  Each qualified option and each incentive stock option granted under the Plan shall by its terms comply with the specific requirements of
Section 422(b)(5) or Section 422A(b)(7) of the Internal Revenue Code of 1954, as from time to time amended, in effect preventing the exercise of such option while there are outstanding (within the meaning of Section 422(c) or Section 422A(c)(7) of said Code, as from time to time amended) certain other options granted to the holder thereof.

                  The maximum number of shares subject to options which may be granted under this Plan to any individual employee during the life of this Plan shall not exceed 250,000 in the aggregate.


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9.   Non-Transferability of Options

                  No option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution and an option may be exercised, during the lifetime of the holder thereof, only by him.

10.  Termination of Employment

                  In the event that the employment of an employee to whom an option has been granted under the Plan shall be terminated (otherwise than by reason of death), such option may, subject to the provisions of paragraphs 8 and 12, be exercised (only to the extent that the employee was entitled to do so at the termination of his employment) at any time within three months after such termination, but in no event after the expiration of the term of the option. Notwithstanding the foregoing, the Committee may permit any option granted to an employee whose employment is being terminated (otherwise than by reason of death) to remain exercisable for such period as the Committee shall determine, but in no event beyond the expiration of the term of the option. In the event the Committee so extends the exercise period of an option held by a terminating employee and such option is ex-exercisable as to additional shares in installments, such installments shall continue to accrue after the termination of employment unless the Committee determines that the exercise period shall be extended only with respect to the number of shares purchasable at the date of the termination of employment. Options granted under the Plan shall not be affected by any change of employment so long as the holder continues to be an employee of the Company or of a Subsidiary. Retirement pursuant to any retirement plan of the Company or any Subsidiary shall be deemed to be a termination of employment for the purposes of this paragraph. The Committee may specify in the original terms of an option, or if not so specified shall determine, whether any authorized leave of absence or absence on military or governmental service or for any other reason shall constitute a termination of employment for purposes of this paragraph. Nothing in the Plan or in any option granted pursuant to the Plan (in the absence of an express provision to the contrary) shall confer on any individual any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any of its Subsidiaries to terminate his employment at any time.

11.  Death of Holder of Option

                  Upon the death of the holder of an option granted under the Plan, such option may be exercised (unless the option otherwise provides) for the following specified number


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of shares by a legatee or legatees of such option under the holder's last will, or by the holder's personal representatives or distributees, at any time within one year after the holder's death, but in no event after the expiration of the term of the option: (i) if death occurs while the holder is employed by the Company or a subsidiary, to the extent of (a) the shares purchasable by such holder at the date of his death plus (b) the additional shares covered by the next installment, if any, of such option, or (ii) if death occurs within three months after the termination of the holder's employment or during any extension of the post-termination exercise period permitted by the Committee pursuant to paragraph 10 hereof, to the extent of the shares purchasable by such holder at the date of his death.

12.  Employee's Agreement to Serve

                  The recipient of any option exercisable by the optionee within twelve months of the Granting Date shall agree to serve in the employ of the Company or, at the election of the Company from time to time, one of its Subsidiaries, for such period as the Committee shall determine, which shall not be less than twelve months following the Granting Date. The Committee shall be authorized in its discretion to grant options not exercisable by the optionee within twelve months of the Granting Date, in which case the recipient of such option need not (unless otherwise determined by the Committee) agree to serve in the employ of the Company or its Subsidiaries.

13.  Adjustments in Class B Common Stock

                  Notwithstanding any other provision of the Plan, each option may contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number and class of shares subject to such option, the option price and the number of shares as to which the option shall be exercisable at any time in the event of changes in the outstanding Class B Common Stock by reason of any stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, separation, reorganization, liquidation and the like. In the event of any such change in the outstanding Class B Common Stock, the class and aggregate number of shares available under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

14.  Amendment and Termination

                  Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no option shall be granted thereunder after, December 31,


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1995, provided that the Board of Directors may at any time prior to that date terminate the Plan. The Board of Directors shall have complete power and authority to amend the Plan, provided, however, that the Board of Directors shall not, without the affirmative vote of the holders of a majority of the voting stock of the Company entitled to vote thereon, (i) increase the maximum number of shares for which options may be granted under the Plan, (ii) change the formula as to minimum option prices, (iii) extend the period during which options may be granted or exercised or (iv) change the class of employees to whom options may be granted. No termination or amendment of the Plan may, without the consent of the individual to whom any option shall theretofore have been granted, adversely affect the rights of such individual under such option.

15.  Government and Other Regulations

                  The obligation of the Company to sell and deliver shares under options granted under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required, including, but not by way of limitation, the effectiveness of a Registration Statement under the Securities Act of 1933, as amended, as deemed necessary or appropriate by counsel for the Company.

16.  Other Actions

                  Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company (i) to grant options for proper corporate purposes otherwise than under the Plan to any employee or other person, firm, corporation or association or (ii) to grant options to, or assume the option of, any person in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business and assets (in whole or in part) of any person, firm, corporation or association.